EXHIBIT 99.1

Don M. Jackson, PhD
430 Banning Creek Road
Prescott, Arizona 86303

10/26/2010
Dr. Kiril Pandelisev
c/o Crystal Research Corporation
4211 East Elwood Street
Phoenix, Arizona 85040

Kiril,

For a number of personal reasons, I find that it is not possible for me to properly support the corporate efforts of CRC at a very crucial period of time. These reasons involve personal health, financial and family issues that I must turn my attention to.

Perhaps one or more of the other directors of the company are in a position to step up and give the company the support it needs.

Therefore, I must tender my resignation as an officer and director of Crystal Research Corporation, effective immediately.

With kindest regards,

/s/ Don Jackson
Don Jackson